EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                         EXCHANGE ACT RULE 15D-14(B) AND
                             18 U.S.C. SECTION 1350

      In connection with the Quarterly Report of American Water Star, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Roger Mohlman, Chief Executive Officer and President of the Company, and I, Dale Barnhart, Chief Financial Officer of the Company, each certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

      i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to American Water Star, Inc. and will be retained by American Water Star, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



                                        /s/ Roger MOHLMAN
                                        -------------------------------------
                                        Roger Mohlman
                                        Chief Executive Officer and President


August 13, 2004



                                        /S/ DALE BARNHART
                                        -------------------------------------
                                        Dale Barnhart
                                        Chief Financial Officer

August 13, 2004